UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest Event reported): December 4, 2003

BOUNDLESS MOTOR SPORTS
RACING, INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	33-5203-D (Commission File Number)	84-0953839 (IRS Employer Identification No.)

2500 McGee Drive, Suite 147
Norman, Oklahoma 73072
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 783-8500

Item 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.
SIGNATURES
Letter Re: Change in Certifying Accountant

Item 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     (a) Previous independent accountants

(i)	On December 4, 2003, Boundless Motor Sports Racing, Inc. (the “Registrant”) dismissed Michael Johnson and Co., LLC as its independent certified public accountant.

(ii)	The reports of Michael Johnson and Co., LLC on the financial statements of the Registrant for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)	The Registrant’s Board of Directors participated in and approved the decision to change independent accountants.

(iv)	During the Registrant’s two most recent fiscal years and through December 4, 2003 there have been no disagreements with Michael Johnson and Co., LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Michael Johnson and Co., LLC, would have caused them to make reference thereto in its report on the financial statement for such years.

(v)	During the two most recent fiscal years and through December 4, 2003, there have been no reportable events (as defined in Regulation S-K Item 304 (a) (1) (v).

(vi)	The Registrant has requested that Michael Johnson and Co., LLC furnish it with a letter addressed to the SEC stating whether it agrees with the above statements and if not, stating the respects in which it does not agree. A copy of such letter, dated April 28, 2004 is filed as Exhibit 16.1 to the Form 8-K.

     (b) New independent accountants.

On December 4, 2003, the Registrant engaged BDO Seidman, LLP to act as the Registrant’s independent certified public accountant.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

     (a) Financial Statements of Business Acquired.

None

     (b) Pro Forma Financial Information

None

     (c) Exhibits.

16.1	Letter from Michael Johnson and Co., LLC dated April 28, 2004 regarding change in Certifying Accountant.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE: April 28, 2004	BOUNDLESS MOTOR SPORTS RACING, INC.
	By:	/s/ Paul A. Kruger
		Name:	Paul A. Kruger
		Title:	CEO